Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186	Trading Symbol: VGZ Toronto and American Stock Exchanges

                                                 NEWS

Vista Announces Loan Agreement with Luzon Minerals Ltd.

Denver, Colorado, December 22, 2006 – Vista Gold Corp. (TSX & AMEX:  VGZ) (“Vista”) announced today that, subject to a number of conditions, it has agreed to loan up to U.S.$200,000 by way of a 90 day term loan to Luzon Minerals Ltd. (LZN-V) (“Luzon”) for Luzon to pay down debts already incurred and ongoing expenses in connection with the Amayapampa Project and Luzon’s Lipichi Project both located in Bolivia.  In addition, Vista recently entered into a letter of understanding with Luzon and Republic Gold Limited (Luzon’s strategic partner) to reconstitute the affairs of Luzon to ensure that Luzon’s strategic development is advanced in the best interest of its shareholders.  As part of Luzon’s reconstitution, Michael Richings, the President and Chief Executive Officer of Vista, has agreed to be appointed as a director of Luzon.  As previously announced, Vista and Luzon are parties to an agreement pursuant to which Vista agreed to sell its interest in the Amayapampa Project to Luzon.  The sale of the project has yet to be completed and Vista continues to hold its interest in the project pending completion of this transaction.

Vista, based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources.  Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development.  Vista’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, operations, plans and other such matters are forward-looking statements.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com